NEWS RELEASE

NYSE: ONB

oldnational.com

Contacts:

Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

FOR IMMEDIATE RELEASE –
January 24, 2013

Old National Increases Quarterly Cash Dividend 11.1%
and Approves Stock Repurchase Plan

•	Board of Directors increases cash dividend by over 11% to $.10 per common share,

•	Company may repurchase up to 2.0 million shares of ONB common stock through January 31, 2014

Evansville, Ind. (January 24, 2013) – Old National Bancorp’s (NYSE: ONB) Board of Directors declared an increase in its quarterly common stock dividend to $.10 per share on the Company’s outstanding shares. This new dividend level represents an 11.1% increase over the previous cash dividend level of $.09 per common share. The dividend is payable March 15, 2013, to shareholders of record on March 1, 2013. For purposes of broker trading, the ex-date of the cash dividend is February 27, 2013.

Old National also announced that its Board of Directors has approved a plan to repurchase, as conditions warrant, up to 2.0 million shares of Old National Bancorp common stock through January 31, 2014. These shares may be purchased from time to time in either the open market or in privately negotiated transactions, in accordance with SEC regulations.

Chris Wolking, Old National Bancorp’s Senior Executive Vice President and Chief Financial Officer stated, “We are pleased that our recent financial performance and strong capital position allow us to increase the cash dividend for our shareholders. This dividend increase reflects both the board’s and management’s confidence in the strategy and performance outlook of Old National.”

About Old National

Old National Bancorp (NYSE: ONB) is the largest financial services holding company headquartered in Indiana and, with $9.4 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan (including its pending branch transaction with Bank of America) and satisfy the items addressed in Old National’s Consent Order with the Office of the Comptroller of the Currency, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, failure to adhere to or significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.